SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2002

Encore Capital Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of	(Commission File Number)	(I.R.S Employer
incorporation or organization)		Identification No.)

5775 Roscoe Court
San Diego, California 92123
(Address of Principal Executive Offices) (Zip Code)

(877) 445-4581
(Registrant's Telephone Number, Including Area Code)

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

3.1	Bylaws, as amended

10.1	Sixth Amendment to Net Industrial Lease dated October 1, 2002
10.2	Option to Extend Term Lease Rider dated October 1, 2002
10.3	Fourth Amendment to Indenture and Servicing Agreement relating to the Warehouse Facility
10.4	Second Amendment to Indenture and Servicing Agreement relating to Midland Receivables-Backed Notes, Series 1999-1
10.5	Letter dated September 19, 2002 relating to third party service agreement

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Encore CAPITAL GROUP, INC.

Date:	November 8, 2002	By /s/ Barry R. Barkley
Barry R. Barkley
Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

3.1	Bylaws, as amended

10.1	Sixth Amendment to Net Industrial Lease dated October 1, 2002
10.2	Option to Extend Term Lease Rider dated October 1, 2002
10.3	Fourth Amendment to Indenture and Servicing Agreement relating to the Warehouse Facility +
10.4	Second Amendment to Indenture and Servicing Agreement relating to Midland Receivables-Backed Notes, Series 1999-1 +

10.5	Letter dated September 19, 2002 relating to third party service agreement +

+ Certain confidential portions of these exhibits were omitted by redacting a portion of the text and replacing it with [***]. Unredacted versions of these exhibits have been filed separately with the Secretary of the Commission together with the Company's request for confidential treatment pursuant to Rule 406 under the Securities Act.